Exhibit 10.1

EIGHTEENTH AMENDMENT
TO
SECOND AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
CORPORATE OFFICE PROPERTIES, L.P.

THIS EIGHTEENTH AMENDMENT (this “Amendment”) to the Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., a Delaware limited partnership (the “Partnership”) is made and entered into as of April 18, 2005, by the undersigned.

Recitals

A.                                   The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act and governed by that certain Second Amended and Restated Limited Partnership Agreement dated as of December 7, 1999, as amended to the date hereof (as amended, the “Partnership Agreement”).

B.                                     The sole general partner of the Partnership is Corporate Office Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “General Partner”).

C.                                     Pursuant to Section 11.1(b)(iii), the General Partner desires to amend the Partnership Agreement to reflect the admission, substitution, termination and/or withdrawal of various limited partners in accordance with the terms of the Partnership Agreement.

NOW THEREFORE, the General Partner, intending to be legally bound, hereby amends the Partnership Agreement as follows, effective as of the date set forth above.

1.                                       Exhibit 1, Schedule of Partners, as attached hereto and by this reference made a part hereof, is hereby substituted for and intended to replace any prior Exhibit 1 attached to a prior Amendment to the Partnership Agreement, and as attached hereto shall be a full and complete listing of all the general and limited partners of the Partnership as of the date of this Amendment, the same being intended and hereby superceding all prior Exhibit 1 listings.

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the day and year first above written.

CORPORATE OFFICE PROPERTIES TRUST, a Maryland Real Estate Investment Trust

By:	/s/ Roger A. Waesche, Jr.
Name: Roger A. Waesche, Jr.
Title: Executive Vice President

Exhibit 1

Schedule of Partners

	Common Units of Partnership Units	Series E Preferred Units	Series F Preferred Units	Series G Preferred Units	Series H Preferred Units	Series I Preferred Units
General Partner
Corporate Office Properties Trust	34,979,382	1,150,000	1,425,000	2,200,000	2,000,000

Limited Partners and Preferred Limited Partners
Jay H. Shidler	452,878
Shidler Equities, L.P.	2,995,439
Clay W. Hamlin, III	566,492
LBCW Limited Partnership	3,031,107
Robert L. Denton	414,910
James K. Davis	51,589
John E. De B. Blockey, Trustee of the John E. de B. Blockey Living Trust dated 9/12/88	300,625
Frederick K. Ito Trust	29,140
June Y. I. Ito Trust	29,135
RP Investments, LLC	150,000
Denise J. Liszewski	28,333
Samuel Tang	4,389
Lawrence J. Taff	13,733
Kimberly F. Aquino	2,937
M.O.R. XXIX Associates Limited Partnership	148,381
M.O.R. 44 Gateway Associates Limited Partnership	1
John Parsinen	90,000
M.O.R. Commons Limited Partnership	7
John Edward De Burgh Blockey and Sanda Juanita Blockey	10,476
Anthony Muscatello	90,905
Lynn Hamlin	121,411
Baldwin School	200
National Prostate Cancer Coalition	400
The Episcopal Academy	250
University of Pennsylvania, Friends of Penn Tennis	400
Housing Affiliates, Inc.	4,402
Reingle Corp.	730
Joseph Tawil	2,160
The Lovejoy Trust	59,528
The Century Trust	59,528
A. Charles Wilson & Betty S. Wilson Trust	5,908
Harold & Renee Holland	4,320
Irwin Hoffman	1,880
Carl & Dolores Wright Revocable Trust	2,160
Rouse 1988 Trust	2,160

TRC Associates Limited Partnership						352,000

	43,655,296	1,150,000	1,425,000	2,200,000	2,000,000	352,000